Exhibit 99


            PRIME RESOURCE AND BROADBAND MARITIME ANNOUNCE SIGNING OF
             THE FIRST AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER


Salt Lake City, UT (February 13, 2007) Prime Resource, Inc. (OTCBB: PRRO) and Broadband Maritime Inc., a privately-held Delaware corporation offering turn key, always-on Internet access to commercial shipping fleets, today announced the signing of an amendment to the merger agreement previously entered into by the companies on Monday, January 15, 2007.

On February 13, 2007, Prime Resource, Inc. ("Prime"), entered into a First Amendment to the Agreement and Plan of Merger (the "Amendment") with Prime Acquisition, Inc., a wholly-owned subsidiary of Prime ("Merger Sub") and Broadband Maritime Inc. ("Broadband Maritime").

The Amendment amends the Agreement and Plan of Merger, dated as of January 15, 2007, among Prime, Merger Sub and Broadband Maritime, as further set forth in the Amendment to, among other things, (1) change the Closing Date to March 16, 2007, (2) change the deadline by which Broadband Maritime must raise additional capital to March 13, 2007, and (3) clarify and correct certain other provisions. Where to Find Additional Information about Prime

Documents filed by Prime Resource, Inc. with the Securities and Exchange Commission, may be obtained free of charge at the Commission's web site at www.sec.gov. In addition, investors and security holders may obtain copies of the documents filed with the Commission by Prime by contacting Prime Resource, Inc.'s corporate secretary via email (andrew@belsengetty.com), or via telephone at (801) 433-2000.

About Prime Resource

Prime Resource, Inc. is a Utah Corporation which was organized on March 29, 2002, as a successor entity to Prime, LLC, a Utah limited liability company. Prime was an integrated business entity primarily engaged in group insurance brokerage as well as investment and pension consulting. It previously conducted all of its business activities through its wholly owned subsidiaries: Belsen Getty, LLC ("Belsen Getty") and Fringe Benefit Analysts, LLC ("FBA"). As of APRIL 30, 2006, all assets (other than approximately $35,000 of cash or liquid assets for ongoing reporting and operating expenses and LightSpace Corporation stock in the estimated amount of $372,268), and liabilities of PRIME RESOURCE, INC. were transferred to a private business entity controlled by the Prime principal shareholders for a reduction of their Prime shares by 55% and other consideration pursuant to a majority shareholder vote as well as a "Majority of the Minority" shareholder vote.

About Broadband Maritime

Broadband Maritime Inc. is a telecommunications engineering and service company offering turn key, always-on Internet access to commercial shipping fleets. Additional information about Broadband Maritime Inc. can be found at www.broadbandmaritime.com. The company must be considered a development stage enterprise with no profits to date.

This press release includes forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should," or "will," or the negative thereof or other variations thereon or comparable terminology. In particular, forward-looking statements include, without limitation, statements related to the expected closing date of the merger, future financial and operating results, expected benefits and synergies of the merger, tax and accounting treatment of the merger, future opportunities, potential clinical trial results, management changes and any other effect, result or aspect of the transaction. Prime Resource has based these forward-looking statements on current expectations, assumptions, estimates and projections. While Prime Resource believes these expectations,


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assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These risks include: the future financial condition of Prime Resource (either before or after the merger), the continued qualification of the common stock of Prime Resource for listing on the OTC Bulletin Board, (either before or after the merger), risks associated with the discontinuance of the existing Prime Resource operations, risks associated with unsatisfactory results from the deployment of acquired Broadband Maritime products, the successful integration of Prime Resource and Broadband Maritime, costs and potential litigation associated with the merger, industry-wide changes and other causes, the risk that the transaction may not be completed, the failure of either party to meet the closing conditions set forth in the merger agreement or that the closing of the transaction may be delayed due to failure to obtain required approvals. These and other important factors, including those discussed in Prime Resource, Inc.'s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, may cause the actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.

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